Exhibit 10.8

Confidential Treatment Requested by CBOT Holdings, Inc.

EXECUTION

FIFTH AMENDMENT TO

LICENSE AGREEMENT DATED

June 5, 1997

This FIFTH Amendment, dated as of October 29, 2003, to the License Agreement dated June 5, 1997 made by and between Dow Jones & Company, Inc. (“Dow Jones”), having an office at 200 Liberty Street, New York, New York 10281, the Board of Trade of the City of Chicago (“CBOT”), having an office at 141 West Jackson Boulevard, Chicago, IL 60604, as previously amended by an Amendment to the License Agreement dated as of September 9, 1997 (the “First Amendment”) and a Second Amendment to the License Agreement dated as of February 18, 1998 (“Second Amendment”) and a Third Amendment to the License Agreement dated as of May 1998 (the “Third Amendment”) and a Fourth Amendment to the License Agreement dated as of December 19, 2001 (the “Fourth Amendment”) (the License Agreement”).

WHEREAS, the Licensee currently has a license pursuant to which it may use certain Dow Jones proprietary indexes (as more particularly described in the License Agreement, the “Indexes”) in connection with the trading and issuance of the Products (as defined in the License Agreement) on or through Licensee, and to use one or more of the Dow Jones Marks (as more particularly set forth in the License Agreement) in connection therewith; and

WHEREAS, the Licensee would also like to use the [**], and such other indexes as the parties may agree to add in writing (the “Additional Indexes”) in connection with the trading and issuance of Products based on each of those Additional Indexes;

WHEREAS, the Licensee would also like to the right to sublicense certain rights it has under the License Agreement (as amended hereby) [**];

WHEREAS, the Licensee and Dow Jones have agreed to amend the License Agreement to permit Licensee’s use of the [**] and Additional Indexes in connection with the trading of Products based on such indexes and to use the related service marks in connection therewith, to allow Licensee to sublicense certain rights to [**] and to clarify certain other rights and obligations, all on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the License Agreement, and pursuant to Section 12(c) thereof, the parties hereby agree to amend the License Agreement as follows:

1. Section 1(a) of the License Agreement is hereby amended by adding after Section 1(a)(7): “(8)(A) Subject to the terms and conditions of the License Agreement, Dow Jones hereby grants to Licensee a further non-transferable (except to a sublicensee pursuant to Section 1(a)(9)), non-exclusive, worldwide license to (i) use the [**] in connection with trading Products that are based on such Average on or through Licensee twenty-four (24) hours a day; (ii) use the Additional Indexes in connection with trading Products that are based on such Additional Indexes on or through Licensee twenty-four (24) hours a day and (iii) to use and refer to the service marks designating the [**] in connection with such listing, and the marketing and promotion of Products based on the [**] and the Additional Indexes, as the case may be, in order to indicate the source of such indexes and to make such disclosure about those Products as Licensee deems necessary or desirable under any applicable federal or state laws, rules or regulations.

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(B) Except as otherwise expressly provided herein, the Products based on the [**] and the Additional Indexes shall be subject to all other terms and conditions of this License Agreement that apply to the Products (including, without limitation, the applicable License Fees).

(C) Except as otherwise expressly provided herein, the [**] and the Additional Indexes shall be subject to all other terms and conditions of this License Agreement as apply to the Indexes. For the avoidance of doubt, the license with respect to the [**] and the Additional Indexes shall be non-exclusive.

(D) Except as otherwise expressly provided herein, the Additional Marks shall be subject to all other terms and conditions of this License Agreement as apply to the Dow Jones Marks. For the avoidance of doubt, (i) the license with respect to the Additional Marks shall be non-exclusive; and (ii) [**] is a Dow Jones Mark

(9) Notwithstanding any other provision of this Agreement, Licensee may sublicense its rights with respect to the [**] and the service marks that designate such indexes to [**] for use with Products to be traded only during the hours of [**], subject to [**] execution of a Sublicense Agreement substantially in the form attached as Schedule D hereto.”

2. Section 1(b) of the License Agreement is hereby amended by adding at the end thereof: “Notwithstanding anything to the contrary in this Section 1(b), Licensee may list Products of various contract sizes based on the same Index or Additional Index. For example, Licensee may list a Product based on the [**] with a contract size of approximately [**] and a Product with a contract size of approximately [**]. Any contract size shall be subject to Dow Jones’ prior approval, which approval shall not be unreasonably withheld.”

3. Section 4(e) of the License Agreement is hereby deleted and replaced with the following:

“During any Renewal Term, Dow Jones may terminate this Agreement if at the end of any Year (beginning with the end of the Fifth Year), the volume of the Products trading on the CBOT and any permitted sublicensee during such Year was equal to or less than (a) in the case of the Initial Product an average of [**] contracts traded (round turn) per day or (b) in the case of any [**] Products based on any one or more of the [**], in the aggregate, an average number of contracts traded (round turn) per day equal to (i) [**] (ii) the number of Products based on the [**].”

4. The License Agreement is hereby amended by adding a new Schedule D, which shall be the form Sublicense Agreement set forth in Exhibit I hereto.

5. Except as otherwise expressly set forth herein, all provisions of the License Agreement shall remain in full force and effect. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the License Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to the License Agreement to be executed as of the date first set forth above.

DOW JONES & COMPANY, INC.

By:	/s/ Michael A. Petronella
Name:	Michael A. Petronella
Title:	President, Dow Jones Indexes
Date:

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BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer
Date:

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EXHIBIT I TO FIFTH AMENDMENT

SCHEDULE D

SUBLICENSE AGREEMENT

This Sublicense Agreement (the “Sublicense Agreement”), dated as of                      is made by and among Dow Jones & Company, Inc. (“Dow Jones” or “Licensor”), [**] (the “Sublicensee”), and Board of Trade of the City of Chicago, Inc. (“Sublicensor”).

W I T N E S S E T H

WHEREAS, pursuant to that certain License Agreement, dated as of June 5, 1997, by and between Dow Jones & Company, Inc. (“Licensor”) and Sublicensor (as amended, the “License Agreement”), Dow Jones has granted Sublicensor a license to use certain copyright, trademark and proprietary rights and trade secrets of Licensor in connection with the issuance, sale, marketing and/or promotion of certain financial products (as more particularly described in the License Agreement, the “Products”);

WHEREAS, Sublicensee wishes to issue, sell market and/or promote certain Products based on certain indexes and to use and refer to certain related service marks in connection therewith;

WHEREAS, except as otherwise expressly provided herein, all capitalized terms used herein shall have the meanings assigned to them in the License Agreement unless otherwise defined herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1. License. (a) Subject to the terms and conditions of this Agreement, Sublicensor hereby grants to the Sublicensee a non-transferable, non-sublicensable and non-exclusive worldwide sublicense (i) to [**] and the marketing and promotion of the Products, in order to indicate the source of the Indexes and as may otherwise be required by applicable laws, rules or regulations or under this Agreement. Subject to the terms and conditions of this Agreement, including the applicable time periods set forth in the license granted in Section 1(a)(1), (2) and (3), the Products may be traded on or through the Sublicensee on each calendar day that the Sublicensee is open for trading, provided, however, in no event may the Products be traded on any affiliate of [**] without Dow Jones’ prior written consent.

(b) As used in this Agreement, “Products” means the products designated on Schedule B hereto that are based upon one or more of the Indexes (but not any part of any Index other than the whole Index, and not any subset of the components of any Index) and correlated to the underlying securities comprising such Indexes, and that are to be traded on or through the Sublicensee. The terms of the Products, and any material changes therein, will be subject to Licensor’s prior written consent. Unless otherwise expressly agreed by Sublicensor in writing, the Initial Product at the Commencement Date will have a contract size of approximately [**] as of the

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Commencement Date. As used in this Agreement, the “Initial Product”) means a Product based on the [**]. As used in this Agreement, “Commencement Date” means the first day of trading in the Initial Product. Notwithstanding anything to the contrary in this Section 1(b), Sublicensee may issue Products of various contract sizes based on the same Index or Additional Index. For example, Sublicensee may issue a Product based on [**] with a contract size of approximately [**] and a Product with a contract size of approximately [**]. Any contract size shall be subject to Sublicensor’s prior approval, which approval shall not be unreasonably withheld.

(c) Sublicensor agrees that no person or entity other than the Sublicensee shall need to obtain a license from Sublicensor with respect to the sale and purchase of the Products.

(d) Nothing contained in this Agreement shall restrict Dow Jones or Sublicensor from licensing any one or more of the Indexes or the Dow Jones Marks to any other person or entity at any time.

(e) Nothing contained in this Agreement constitutes a license to the Sublicensee to use any one or more of the Indexes other than in connection with the listing for trading, marketing and promotion of the Products.

(f) Sublicensee acknowledges that the Indexes and the Dow Jones Marks are the exclusive property of Dow Jones, who has and retains all Intellectual Property and other proprietary rights therein. Except as otherwise specifically provided herein, Dow Jones reserves all rights to the Indexes and the Dow Jones Marks, and this Agreement shall not be construed to transfer to the Sublicensee any ownership right to, or equity interest in, the Indexes or the Dow Jones Marks, or in any Intellectual Property or other proprietary rights pertaining thereto.

(g) Sublicensee acknowledges that the Indexes and their compilation and composition, and any changes therein, are and will be in the complete control and sole discretion of Dow Jones.

2. Term.

The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the close of business on [**], unless this Agreement is terminated earlier as provided herein (the “ Term”); provided, however, that notwithstanding any other provision of this Agreement, a “Year” shall mean a calendar year commencing on January 1.

3. License Fees.

(a) As consideration for the license granted herein, the Sublicensee shall pay to Sublicensor license fees (“Sublicense Fees”) as set forth on Schedule C hereto.

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(b) Sublicensor shall have the right to audit on a confidential basis the relevant books and records of the Sublicensee to confirm the accuracy of any one or more calculations of License Fees. Sublicensor shall bear its own costs of any such audit unless it is determined that Sublicensor has been underpaid by [**] or more with respect to the payments being audited, in which case Sublicensor’s costs of such audit shall be paid by the Sublicensee.

4. Termination.

(a) If there is a material breach of this Agreement by any party (such party, the “breaching party,” and, the other party, the “non-breaching party”), or if any party (such party, the “harmed party”) believes in good faith that material damage or harm is occurring to its reputation or good will be reason of its continued performance hereunder (other than pursuant to Section 4(g)), then the non-breaching party or the harmed party, as the case may be, may terminate this Agreement, effective thirty (30) days after written notice thereof to the other parties (with reasonable specificity as to the nature of the breach or the condition causing such damage or harm, as the case may be, and including a statement as to such party’s intent to terminate), unless the other party shall correct such breach or the condition causing such damage or harm, as the case may be, within such 30-day period.

(b) The Licensor, Sublicensee or Sublicensor may terminate this Agreement upon ninety (90) days prior notice to the other (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Sublicensee from listing for trading, marketing or promoting the Initial Product; (ii) any material litigation or material regulatory proceeding regarding the Initial Product is commenced and such party reasonably believes that such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of such party or on such party’s ability to perform its obligations under this Agreement. The Licensor, Sublicensee or Sublicensor may terminate this Agreement with respect to any one or more specific Products (but not this Agreement in its entirety) upon ninety (90) days prior written notice to the other (or such lesser period of time as may be necessary pursuant to law, rule regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that prevents the Sublicensee from listing for trading, marketing or promoting such Product; (ii) any material litigation or material regulatory proceeding regarding such Product is commenced and such Party reasonably believes that such litigation or regulatory proceeding is reasonably likely to have a material and adverse effect on the good name or reputation of such Party or on such Party’s ability to perform its obligations under this Agreement; or (iii) the Sublicensee elects to terminate the listing for trading of such Product.

(c) Licensor or Sublicensor may terminate this Agreement upon ninety (90) days prior written notice to the Sublicensee (or such lesser period of time as may be necessary pursuant to law, rule, regulation or court order) if (i) any legislation or regulation is finally adopted or any government interpretation is issued that

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in Licensor or Sublicensor’s reasonable judgment materially impairs Dow Jones’ ability to license and provide the Indexes or the Dow Jones Marks under the License Agreement or Licensor or Sublicensor’s ability to sublicense and provide the Indexes or the Dow Jones Marks under this Agreement, (ii) any litigation or proceeding is commenced which relates, directly or indirectly, to Dow Jones’ licensing and providing the Indexes or the Dow Jones Marks under the License Agreement or Licensor’s or Sublicensor’s licensing and proving the Indexes or the Dow Jones Marks under this Agreement, or any such litigation proceeding is threatened and Licensor or Sublicensor as the case may be, reasonably believes that such litigation or proceeding would be reasonably likely to have a material and adverse effect on the Indexes or the Dow Jones Marks or on Dow Jones’ ability to perform under the License Agreement or Sublicensor’s ability to perform under this Agreement, or (iii) Dow Jones elects (other than pursuant to Section 4(g)) to cease compiling, calculating and publishing values of the Indexes.

(d) Sublicensor may terminate this Agreement (i) 180 days after the Effective Date if the Initial Product has not by such date received all necessary regulatory authorizations for listing and trading, or (ii) 30 days after the date of receipt of all such necessary regulatory authorizations if the Initial Product has not by then been listed, with trading having commenced.

(e) Licensor or Sublicensor may terminate this Agreement upon written notice to the Sublicensee if any securities exchange ceases to provide data to Dow Jones necessary for providing the Indexes, terminates Dow Jones’ right to receive data in the form of a “feed” from such securities exchange, materially restricts Dow Jones’ right to redistribute data received from such securities exchange, or institutes charges of a type or to an extent applicable to Dow Jones (and not to others generally) for the provision of data to Dow Jones or the redistribution of data by Dow Jones.

(f) Notwithstanding anything to the contrary herein, Dow Jones shall have the right, in its sole discretion, to cease compiling, calculating and publishing values of any one or more of the Indexes. Licensor or Sublicensor shall have the right to terminate this Agreement with respect only to such Indexes, at any time that Dow Jones determines that such Indexes no longer meet or will not be capable of meeting the criteria established by Dow Jones for maintaining such Indexes (and in such event Licensor or Sublicensor, as the case may be, will use all reasonable efforts to provide the Sublicensee with as much prior notice as is reasonably practicable under the circumstances), but in no event shall Sublicensor or Dow Jones have any liability to Sublicensee under this Agreement for ceasing to compile, calculate or publish values of any Index, for terminating the Agreement on the basis thereof or for failing to provide Sublicensee with prior notice.

(g) Notwithstanding anything to the contrary herein, in the event that there shall occur any change in law (statutory law, case law or otherwise) relating to or affecting the liability of index providers to third parties, and Dow Jones thereafter ceases to engage in the business of providing real-time data, Sublicensee shall have the right to terminate this Agreement upon written notice to the Sublicensor and Dow Jones.

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(h) In the event either the Sublicensee, Sublicensor or Licensor shall give notice of termination pursuant to this Section 4 (but excluding Section 4(d)), any Products then listed (“Pending Products”) may continue to be traded to the expiration date thereof, and (i) to the extent necessary for such purpose, the license granted in Section 1(a) and Sublicensor’s obligations under Sections 5(b), 5(c) and 7, and (ii) the Sublicensee’s obligations under Sections 5(h), 6, 7, 8(b) and 9 shall be deemed to continue until the expiration date of the last of such Pending Products. Notwithstanding the above, any Pending Products without open interest which are farther out than the farthest contract month with open interest shall be terminated. Notwithstanding the above, in the event of a termination by Licensor or Sublicensor under Sublicensor under Section 4(a) by reason of any breach by the Sublicensee relating to its obligations under this Agreement with respect to Sublicensor’s Intellectual Property, Section 6(g) shall continue to apply to the Sublicensee.

(i) This Agreement shall terminate automatically upon the termination of the License Agreement.

5. Sublicensor Obligations; Sublicensee’s Obligations.

(a) Sublicensor is not, and shall not be, obligated to engage in any way or to any extent in any marketing or promotional activities in connection with the Products or in making any representation or statement to investors or prospective investors in connection with the marketing or promotion of the Products by the Sublicensee. At the Sublicensee’s request, Sublicensor and Dow Jones will provide Sublicensee with all reasonable cooperation in connection with Sublicensee obtaining and maintaining regulatory approval for the Products.

(b) Dow Jones agrees to provide reasonable support for the Sublicensee’s development and educational efforts with respect to the Products as follows:

(i) Dow Jones shall respond in a timely fashion to any reasonable requests by the Sublicensee for information regarding the Indexes.

(ii) Dow Jones or its agent shall, or Sublicensor/Dow Jones shall arrange for a third party vendor to, calculate, and provide to the Sublicensee via a feed, through a dedicated line, as well as a dial-up backup line, the values of each of the Indexes at least once every [**], or more frequently if agreed by the parties, on each day that the New York Stock Exchange (or the applicable exchange from which such Index is derived) is open for trading, in accordance with Dow Jones’ current procedures, which procedures may be modified by Dow Jones.

(iii) Dow Jones shall promptly correct, or instruct its agent to correct, any mathematical errors made in Dow Jones’ computations of the Indexes of which Sublicensee becomes aware.

Notwithstanding anything herein to the contrary, nothing in this Section 5 shall give the the Sublicensee the right to exercise any judgment or require any changes with respect to Dow Jones method of composing, calculating or determining the Indexes, and nothing in this Section 5 shall be deemed to modify the provisions of Section 9 of this Agreement.

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(c) [Intentionally deleted.].

(d) Dow Jones shall use reasonable efforts to safeguard the confidentiality of all impending changes in the components or method of computation of the Indexes until such changes are publicly disseminated, shall require the same of any agent with whom it has contracted for computation thereof. Dow Jones shall implement reasonable procedures so that only those persons at Dow Jones directly responsible for change s in the composition or method of computation of the Indexes shall be granted access to information respecting impending changes.

(e) The Sublicensee will use best efforts to obtain commitments from major market makers to dedicate traders and capital to provide tight, deep and liquid markets for the Products.

(f) Prior to the Commencement Date, the Sublicensee will adopt, and during the Term the Sublicensee will maintain, as part of its rules, to be set forth in the terms of the Products and in the Sublicensee’s Rules and Regulations, a limitation on liability of licensors of indexes, with respect to trading on or through the Sublicensee, which is in form and substance substantially as set forth in the New York Stock Exchange Rule 813.

(g) In the event that any third party shall commence any litigation, action or proceeding, or make any claim, against Sublicensor or Dow Jones which alleges liability of Sublicensor or Dow Jones by reason of miscalculation or error in any Dow Jones index (whether or not any Product is based on such index), the Sublicensee shall, at the request of Sublicensor and/or Dow Jones, as applicable, participate in the defense thereof in any manner reasonably requested by Sublicensor and/or Dow Jones, as applicable, at the Sublicensee’s own expense up to an aggregate of [**] of out-of-pocket expenses therefore.

6. Trademark Filings; Recognition of Intellectual Property Rights; Protection of Intellectual Property; Quality Control.

(a) During the Term, Dow Jones shall apply for such trademark and trade name registrations for the Dow Jones Marks only in such jurisdictions, if any, where Dow Jones, in its sole discretion, considers such filings appropriate. The Sublicensee shall reasonably cooperate with Sulicensor and Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. The Sublicensee shall use the following notice when referring to any of the Indexes or any of the Dow Jones Marks in any information materials to be used in connection with the Products (including, where applicable, advertisements, brochures and promotional and any other similar information materials, and any documents or materials required to be filed with governmental or regulatory agencies) that in any way use or refer to Dow Jones, CBOT, any of the Indexes or any of the Dow Jones Marks (collectively, the “Informational Materials”);

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“Dow Jones” and [INSERT Name of Index(es)]™,” are trademarks of Dow Jones & Company, Inc. and have been licensed for use for certain purposes by [INSERT Name of Sublicensee]. [INSERT Name of Sublicensee]’s [INSERT Name of Product(s)] based on the [INSERT Name of Index]™ are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of trading in such product(s).

or such similar language as may be approved in advance in writing by Sublicensor.

(b) Sublicensee agrees that the Dow Jones Marks and all Intellectual Property and other rights, registrations and entitlement thereto, together with all applications, registrations and filings with respect to any of the Dow Jones Marks and any renewals and extensions of any such applications, registration and filings, are and shall remain the sole and exclusive property of Dow Jones. Sublicensee agrees to cooperate with Sublicensor and Dow Jones in the maintenance of such rights and registrations and shall do such acts and execute such instruments as are reasonably necessary or appropriate for such purpose. Sublicensee acknowledges that each of the Dow Jones Marks is part of the business and goodwill of Dow Jones and agrees that it shall not, during the term of this Agreement or thereafter, contest the fact that the Sublicensee’s rights in the Dow Jones Marks under this Agreement (i) are limited solely to the use of the Dow Jones Marks in connection with the listing for trading, marketing, and/or promotion of the Products and disclosure about the Products under applicable law as provided in Section 1(a), and (ii) shall cease upon termination of this Agreement, except as otherwise expressly provided herein. Sublicensee recognizes the great value of the reputation and goodwill associated with the Dow Jones Marks and acknowledges that such goodwill associated with the Dow Jones Marks belongs exclusively to Dow Jones and Sublicensor, and that Dow Jones is the owner of all right, title and interest in and to the Dow Jones Marks in connection with the Products. Sublicensee further acknowledges that all rights in any translations, derivatives or modifications in the Dow Jones Marks which may be created by or for the Sublicensee shall be and shall remain the exclusive property of Dow Jones and said property shall be and shall remain a part of the Intellectual Property subject to the provisions and conditions of this Agreement. Sublicensee shall never, either directly or indirectly, contest Dow Jones’ exclusive ownership of any of the Intellectual Property or Sublicensor’s rights thereto. In the event that Sublicensor consents to, and the Sublicensee uses any Dow Jones Mark in conjunction with the Sublicensee’s own trademark(s), such resulting mark shall be owned by Dow Jones, and shall be part of the Intellectual Property of Dow Jones and included in the Dow Jones Marks as defined herein. With respect to any such composite mark: (i) neither Dow Jones nor Sublicensor shall register or apply for registration of such mark;

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(ii) neither Dow Jones nor Sublicensor shall use such mark; and (iii) after termination or expiration of this Agreement, Dow Jones and Sublicensor shall disclaim ownership rights in Licensee’s own trademark forming a part of such mark and shall assign to Sublicensee any rights in Sublicensee’s own trademark forming a part of such mark and the goodwill associated therewith that Dow Jones or Sublicensor might have acquired during the Term.

(c) In the event that the Sublicensee learns of any infringement or imitation of any of the Indexes and/or any Dow Jones Mark, or of any use by any person of a trademark similar to any of the Dow Jones Marks, it shall promptly notify Dow Jones. Dow Jones shall take such action as it deems advisable for the protection of rights in and to the Indexes and the Dow Jones Marks and, if requested to do so by Sublicensor or Dow Jones, the Sublicensee shall cooperate with Sublicensor and Dow Jones in all respects, at Dow Jones’ expense, including, without limitation, by being a plaintiff or co-plaintiff and, upon the reasonable request of Dow Jones or Sublicensor, by causing its officers to execute appropriate pleadings and other necessary documents. In no event, however, shall Dow Jones or Sublicensor be required to take any action it deems inadvisable. The Sublicensee shall have no right to take any action with would materially affect any of the Indexes and/or any of the Dow Jones Marks without the prior written approval of Dow Jones and Sublicensor.

(d) The Sublicensee shall use its best efforts to protect the goodwill and reputation of Dow Jones, Sublicensor, the Indexes and the Dow Jones Marks in connection with its use of the Indexes and any of the Dow Jones Marks under this Agreement. The Sublicensee shall submit to Dow Jones and Sublicensor, for Dow Jones and Sublicensor’s review and approval, and the Sublicensee shall not use until receiving Dow Jones and Sublicensor’s approval thereof in writing, all Informational Materials. Dow Jones and Sublicenor’s approval shall be required with respect to the use of any description of Dow Jones, Sublicensor, any of the Indexes or any of the Dow Jones Marks. Dow Jones and Sublicensor shall notify the Sublicensee of its approval or disapproval of any Informational Materials within 72 hours (excluding any day which is a Saturday or Sunday or a day on which The New York Stock Exchange is closed) following receipt thereof from the Sublicensee. Once Informational Materials have been approved by Dow Jones and Sublicensor, subsequent Informational Materials which do not alter the use or description of Dow Jones, Sublicensor, such Indexes or such Dow Jones Marks, as the case may be, need not be submitted for review and approval by Dow Jones and Sublicensor.

(e) Except as may be expressly otherwise agreed in writing by Sublicensor/Dow Jones, or as otherwise permitted or required under this Agreement, the Dow Jones Marks and the Sublicensee’s marks, the marks of any of their respective affiliates or the marks of any third party, to the extent they appear in any Informational Material, shall appear separately and shall be clearly identified with regard to ownership. Whenever the Dow Jones Marks are used in any Informational Material in connection with any of the Products, the name of the Sublicensee shall appear in close proximity to the Dow Jones Marks so that the identity of the Sublicensee, and its status as an authorized licensee of such Dow Jones Marks, is clear and obvious.

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(f) Sublicensee agrees that any proposed change in the use of the Dow Jones Marks shall be submitted to Dow Jones and Sublicensor for, and shall be subject to, Dow Jones and Sublicensor’s prior written consent.

(g) If at any time Sublicensor is of the opinion that the Sublicensee is not properly using the Intellectual Property in connection with the Products or Informational Materials, or that the standard of quality of any of the Products or Informational Materials does not conform to the standards as set forth herein, Sublicensor shall give notice to the Sublicensee to that effect. Upon receipt of such notice, the Sublicensee shall forthwith correct the defects in the non-conforming Products or Informational Materials so that they comply with all required standards or cease (subject to regulatory requirements) the listing, marketing and promotion of the non-conforming Products or Informational Materials.

7. Proprietary Rights.

(a) The Sublicensee expressly acknowledges and agrees that the Indexes are selected, compiled, coordinated, arranged and prepared by Dow Jones through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Dow Jones. The Sublicensee also expressly acknowledges and agrees that the Indexes and the Dow Jones Marks are valuable assets of Dow Jones and the Sublicensee agrees that it will take reasonable measures to prevent any unauthorized use of the information provided to it concerning the selection, compilation, coordination, arrangement and preparation of the Indexes.

(b) Dow Jones and Sublicensor expressly acknowledge and agree that: (i) Sublicensee has the exclusive property rights in and to Market Data; (ii) Market Data constitutes valuable Confidential Information and proprietary rights of Sublicensee; and (iii) Sublicensee’s trademarks and trade names, including but not limited to, [**] are valuable assets of Sublicensee. “Market Data” shall mean bids, asks and market prices, opening and closing range prices, high-low prices, settlement prices, estimated and actual contract volume and other information regarding [**] market activity, including exchange for physical transactions (excluding the values of Dow Jones indexes).

(c) Each party shall treat as confidential and shall not disclose or transmit to any third party (i) any documentation or other materials that are marked as “Confidential” by the providing party and (ii) the terms of this Agreement (collectively, “Confidential Information”). Confidential Information as described in clause (i) of the preceding sentence shall not include (A) any information that is available to the public or to the receiving party hereunder from sources other than the providing party (provided that such source is not subject to a confidentiality agreement with regard to such information) or (B) any information that is independently developed by the receiving party without use of or reference to information from the providing party.

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(d) Notwithstanding the foregoing, either party may reveal Confidential Information to any regulatory agency or court of competent jurisdiction if such information to be disclosed is (i) approved in writing by the providing party for disclosure of (ii) required by law, regulatory agency or court order to be disclosed by the receiving party, provided, if permitted by law, that prior written notice of such required disclosure is given to the providing party and provided further that the receiving party shall cooperate with the providing party to limit the extent of such disclosure. The provisions of Sections 7(c) and (d) shall survive termination or expiration of this Agreement for a period of [**] from disclosure by either party to the other of the last item of such Confidential Information.

8. Warranties; Disclaimers.

(a) Each party represents and warrants to the other that it has the authority to enter into this Agreement according to its terms, and that its execution and delivery of this Agreement and its performance hereunder will not violate any agreement applicable to it or violate any applicable laws, rules or regulations. Sublicensor represents that it owns and has the right to license hereunder the Intellectual Property licensed hereunder. The Sublicensee represents and warrants to Sublicensor and Dow Jones that the Products listed for trading, and the marketing and promotion thereof, by the Sublicensee will not violate any agreement applicable to the Sublicensee or violate any applicable laws, rules or regulations, including without limitation, securities, commodities, and banking laws.

(b) The Sublicensee shall include the statement contained in Exhibit I hereto in the terms and conditions of any Products (and upon request shall furnish copies thereof to Sublicensor), and the Sublicensee expressly agrees to be bound by the terms of the statement contained in Exhibit I hereto (which terms are expressly incorporated herein by reference and made a part hereof). Any changes in the statement contained in Exhibit I hereto must be approved in advance in writing by an authorized officer of Sublicensor.

(c) Without limiting the disclaimers set forth in this Agreement (including in Exhibit I hereto), in no event shall the cumulative liability of Sublicensor and Dow Jones to the Sublicensee and its affiliates under or relating to this Agreement at any time exceed the aggregate amount of License Fees received by Sublicensor pursuant to this Agreement prior to such time.

(d) Notwithstanding any other provision of this Agreement, in no event shall Sublicensor or Dow Jones be liable to the Sublicensee for damages of any kind (whether monetary, special, indirect, exemplary, incidental, consequential or otherwise) in connection with any breach by Sublicensor of any of its covenants under this Agreement. In addition, in no event shall either Sublicensor or the Sublicensee be liable to the other for more than an aggregate of [**] (in respect of any and all claims) for any special, indirect, exemplary, incidental or consequential damages (including loss of products or savings, but not including under any indemnification obligation under Section 9(a) even if such other party has been advised, knows or should know of the possibility of same arising in connection this Agreement.

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9. Indemnification.

(a) Sublicensee shall indemnify and hold harmless Dow Jones, Sublicensor and their respective affiliates, and their respective officers, directors, members, employees and agents (the “Indemnified Parties”), against any and all judgments, damages, liabilities, costs and losses of any kind (including reasonable attorneys’ and experts’ fees) (collectively, “Losses”) that arise out of or relate to (i) any breach by the Sublicensee of its representations and warranties or covenants under this Agreement, or (ii) any claim, action or proceeding that arises out of or relates to (x) this Agreement or (y) the Products, including, in either case, any claim, action or proceeding that the Products or the method by which they are offered for trading infringe the intellectual property rights of any person; provided, however, that Sublicensor or Dow Jones must promptly notify the Sublicensee in writing of any such claim, action or proceeding (but the failure to do so shall not relieve the Sublicensee of any liability hereunder except to the extent that Sublicensee has been materially prejudiced therefrom). Sublicensee may elect, by written notice to Sublicensor and Dow Jones within ten (10) days after receiving notice of such claim, action or proceeding from Sublicensor or Dow Jones, as the case may be, to assume the defense thereof with counsel reasonably acceptable to Sublicensor and Dow Jones. If Sublicensee does not so elect to assume such defense or disputes its indemnity obligation with respect to such claim, action or proceeding, or if Dow Jones or Sublicensor reasonably believes that there are conflicts of interest between Sublicensor or Dow Jones, on the one hand, and Sublicensee, on the other hand, or that additional defenses are available to Sublicensor or Dow Jones with respect to such defense, then Sublicensor or Dow Jones, as the case may be, shall retain its own counsel to defend such claim, action or proceeding, at the Sublicensee’s expense. Sublicensee shall periodically reimburse Sublicensor for its expenses incurred under this Section 9. Sublicensor or Dow Jones, as the case may be, shall have the right, at its own expense, to participate in the defense of any claim, action or proceeding against which it is indemnified hereunder; provided, however, that Dow Jones or Sublicensor, as the case may be, shall have no right to control the defense, consent to judgment, or agree to settle any such claim, action or proceeding without the written consent of the Sublicensee unless such party waives its right to indemnity hereunder. Sublicensee, in the defense of any such claim, action or proceeding, except with the written consent of Dow Jones or Sublicensor, as the case may be, shall not consent to entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term, the grant by the claimant to Sublicensor or Dow Jones, as the case may be, of a release of all liabilities in respect of such claims or (ii) otherwise adversely affects the rights of Sublicensor or Dow Jones, as the case may be.

(b) Notwithstanding Section 9(a), the Sublicensee shall not have any obligation to indemnify and hold harmless Sublicensor and its affiliates, and their respective officers, directors, members, employees and agents, to the extent that Losses arise out of or relate to (i) a breach by Sublicensor of its representations, warranties or covenants under this Agreement, (ii) the willful or reckless misconduct of

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any of Sublicensor’s officers, directors, employees or agents acting within the scope of their authority, or (iii) miscalculations or errors in an Index originated by Dow Jones (i.e., not including miscalculations or errors resulting from wrong information received by Dow Jones or from Dow Jones’ lack of information).

(c) The indemnification provisions set forth herein are solely for the benefit of Dow Jones and are not intended to, and do not, create any rights or causes of actions on behalf of any third party.

10. Suspension of Performance.

Notwithstanding anything herein to the contrary, none of Dow Jones, Sublicensor or the Sublicensee shall bear responsibility or liability to each other party or to third parties for any Losses arising out of any delay in or interruptions of performance of their respective obligations under this Agreement due to any act of God, act of governmental authority, or act of public enemy, or due to war, the outbreak or escalation of hostilities, riot, fire, flood, civil commotion, insurrection. labor difficulty (including, without limitation, any strike, other work stoppage, or slow-down), severe or adverse weather conditions, power failure, communications line or other technological failure, or other similar cause beyond the reasonable control of the party so affected; provided, however, that nothing in this Section 9 shall affect the Sublicensee’s obligations under Section 9(a)(ii).

11. Injunctive Relief.

In the event of a material breach by one party (“Breaching Party”) of provisions of this Agreement relating to the Confidential Information of the other party (“Non-breaching Party”), the Breaching Party acknowledges and agrees that damages would be an inadequate remedy and that the Non-breaching Party shall be entitled to preliminary and permanent injunctive relief to preserve such confidentiality or limit improper disclosure of such Confidential Information, but nothing herein shall preclude the Non-breaching Party from pursuing any other action or remedy for any breach or threatened breach of this Agreement. All remedies under this Section 11 shall be cumulative.

12. Other Matters.

(a) This Agreement is solely and exclusively between the parties hereto and, except to the extent otherwise expressly provided herein, shall not be assigned or transferred, nor shall any duty hereunder be delegated, by either party, without the prior written consent of the other party, and any attempt to so assign or transfer this Agreement or delegate any duty hereunder without such written consent shall be null and void. This Agreement shall be valid and binding on the parties hereto and their successors and permitted assigns.

(b) This Agreement, including the Schedules and Exhibits hereto (which are hereby expressly incorporated into and made a part of this Agreement), constitutes the entire agreement of the parties hereto with respect to its subject matter,

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and supersedes any and all previous agreements between the parties with respect to the subject matter of this Agreement. There are no oral or written collateral representations, agreements or understandings except as provided herein.

(c) No waiver, modification or amendment of any of the terms and conditions hereof shall be valid or binding unless set forth in a written instrument signed by duly authorized officers of both parties and approved y Dow Jones. The delay or failure by any party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such term, condition, right or privilege, but the same shall continue in full force and effect.

(d) No breach, default or threatened breach of this Agreement by either party shall relieve the other party of its obligations or liabilities under this Agreement with respect to the protection of the property or proprietary nature of any property which is the subject of this Agreement.

(e) All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand (with receipt confirmed in writing), by registered or certified mail (return receipt requested), or by facsimile transmission (with receipt confirmed in writing), to the address or facsimile number set forth below or to such other address or facsimile number as either party shall specify by a written notice to the other, and (iii) deemed given upon receipt.

If to Sublicensee:
(Address)
Attn:
President/
Fax No.
With a Copy to:

If to the Sublicensee:	Board of Trade of the City of Chicago
141 West Jackson Boulevard
Attn: Carol Burke, Executive Vice President & General Counsel
Fax No. 312-341-3392

If to Licensor:	Dow Jones & Company, Inc.
4300 N. Route 1
South Brunswick, NJ 08852
Attn: Legal Department
Phone: (609) 520-4091
Fax: (609) 520-4021

(f) This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York without reference to or inclusion of the principles of choice of law or conflicts of law of that jurisdiction. It is

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the intent of the parties that the substantive law of the State of New York govern this Agreement and not the law of any other jurisdiction incorporated through choice of law or conflicts of law principles. Each party agrees that any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement may be brought and prosecuted only in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York in and for the First Judicial Department, and by execution of this Agreement each party hereto submits to the exclusive jurisdiction of such court and waives any objection it might have based upon improper venue or inconvenient forum. Each party hereby waives any right it may have to a jury trial in connection with any legal action, proceeding, controversy or claim between the parties arising out of or relating to this Agreement.

(g) This Agreement (and any related agreement or arrangement between the parties hereto) is solely and exclusively for the benefit of the parties hereto and their respective successors, and nothing in this Agreement (or any related agreement or arrangement between the parties hereto), express or implied, is intended to or shall confer on any other person or entity (including, without limitation, any purchaser of any Products issued by the Sublicensee), any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement (or any such related agreement or arrangement between the parties hereto).

(h) Section 4, Sections 7(c) and (d) (as provided therein), Sections 8, 9, 11 and 12(e), (f) and (g), and this Section 12(h), shall survive the expiration or termination of this Agreement.

(i) The parties hereto are independent contractors. Nothing herein shall be construed to place the parties in the relationship of partners or joint ventures, and neither party shall acquire any power, other than as specifically and expressly provided in this Agreement, to bind the other in any manner whatsoever with respect to third parties other than Dow Jones.

(j) All references herein to “reasonable efforts” shall include taking into account all relevant commercial and regulatory factors. All references herein to “regulations” or “regulatory proceedings” shall include regulations or proceedings by self-regulatory organizations such as securities or futures exchange.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

[SIGNATURES]

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INDEX OF ATTACHMENTS

SCHEDULES:

Schedule A	Indexes Being Licensed

Schedule B	Products Description

Schedule C	License Fees

EXHIBITS:

Exhibit I	Disclaimer Language

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SCHEDULE A

INDEXES BEING LICENSED

•	[**]

•	[**]

•	[**]

•	[**]

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SCHEDULE B

PRODUCTS DESCRIPTION

Standardized exchange-traded futures contracts and options on futures contracts.

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SCHEDULE C

LICENSEE FEES

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EXHIBIT I

The [Products] are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. (“Dow Jones”) or the Board of Trade of the City of Chicago, Inc. (“CBOT”). CBOT and Dow Jones makes no representation or warranty, express or implied, to the owners of the [Product(s)] or any member of the public regarding the advisability of trading in the Product(s). Dow Jones’ and CBOT’s only relationship to the Sublicensee is the licensing of certain trademarks and trade names of Dow Jones and of the [INSERT Name of Index(es)] which is determined, composed and calculated by Sublicensor without regard to [the Sublicensee] or the [Product(s)], Dow Jones and CBOT have no obligation to take the needs of [the Sublicensee] or the owners of the [Product(s)] into consideration in determining, composing or calculating [INSERT Names of Index(es)]. Dow Jones and CBOT are not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the [Product(s)] to be listed or in the determination or calculation of the equation by which the [Product(s)] are to be converted into cash. Dow Jones and CBOT have no obligation or liability in connection with the administration, marketing or trading of the [Product(s)].

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE [INSERT NAME OF INDEX(ES)] OR ANY DATA INCLUDED THEREIN AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES AND CBOT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY [THE LICENSEE], OWNERS OF THE [PRODUCT(S)], OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE [INSERT NAME OF INDEX(ES)] OR ANY DATA INCLUDED THEREIN. DOW JONES AND CBOT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE [INSERT NAMES OR INDEX(ES)] OR ANY DATA INCLUDED THEREIN, WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES OR CBOT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN DOW JONES, THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN CBOT AND [THE SUBLICENSEE].

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